Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
UNIFI ANNOUNCES IT WILL SEEK STOCKHOLDER
APPROVAL FOR REVERSE STOCK SPLIT
GREENSBORO, N.C., — August 26, 2010 — Unifi, Inc. (NYSE: UFI) announced today that it will seek stockholder approval at its 2010 annual meeting of an authorization enabling its Board of Directors to affect a one-for-three reverse stock split of its common stock. “Given the recent performance of our stock and the outlook for the company’s future, we believe the reverse stock split of our common stock will facilitate long-term growth and enhance our shareholder value,” said William L. Jasper, President and Chief Executive Officer of the Company.
The reverse split will reduce the number of outstanding shares of the Company’s common stock from approximately 60 million shares to approximately 20 million shares with proportional adjustments being made to the Company’s outstanding stock options.
Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit the new website www.repreve.com.
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Unifi Announces It Will Seek Stockholder Approval For Reverse Stock Split — Page 2
IMPORTANT INFORMATION
In connection with the reverse stock split, Unifi will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Unifi and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed reverse stock split. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed reversed stock split when it becomes available. You may obtain the Unifi proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of Unifi’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to Unifi, Inc. at 7201 West Friendly Avenue, Greensboro, NC 27410, Attn: Charles F. McCoy, V.P., Secretary and General Counsel or at www.unifi.com under the “Investor Relations” section and then under the heading “SEC Filings.”
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and
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Unifi Announces It Will Seek Stockholder Approval For Reverse Stock Split — Page 3
results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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